Exhibit 99

                              Press Release

                                  Dated

                              July 24, 2003


























                              Press Release

Today's date: July 24, 2003                  Contact: Bill W. Taylor
Release date: Immediately                    Executive Vice President, C.F.O.
                                             (903) 586-9861

      JACKSONVILLE BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

     Jacksonville, Texas, July 24, 2003 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas today reported net income of $1.57 million, or $.85 per share diluted, for the three month period ended June 30, 2003 compared to $1.53 million or $.85 per diluted share for the comparable period in 2002.

     For the nine month period ended June 30, 2003, net earnings totaled $4.6 million or $2.54 per share diluted compared to $4.3 million or $2.37 per diluted share for the nine month period ended June 30, 2002.

     Results for the three and nine month periods ended June 30, 2002 have been restated on a comparable basis to reflect, as of the date of the Carthage Branch acquisition, the adoption of SFAS No. 147, "Acquisition of Certain Financial Institutions." The effect of this restatement is to increase the net income by $38,000 and increase earnings per share by $.02 basic and $.02 diluted for the quarter ended June 30, 2002. For the nine months ended June 30, 2002, the effect of this restatement is to increase the net income by $101,000 and increase earnings per share by $.06 basic and $.06 diluted.

     Jerry Chancellor, President and CEO stated, "We are pleased to report another very profitable quarter for the Bank. Total interest income declined during the quarter by $364,000; however, this decline was offset by a continued decrease in total interest expense of $466,000 from the comparable period the previous year. The Company increased net interest income after provision for loan losses to $3.7 million, an increase of 2.3% compared to the quarter a year earlier."

      Total non-interest income increased $173,000 to $776,000 for the quarter ended June 30, 2003 from $603,000 for the comparable period ended June 30, 2002. Fees and deposit service charges increased $130,000, other non-interest income increased by $37,000, and real estate operations, net increased $7,000 for the comparable periods.

     Non-interest expense increased to $2.1 million for the quarter ended
June 30, 2003 from $1.9 million for the quarter ended June 30, 2002. The increase was primarily due to an increase in compensation and benefits of $141,000; an increase of $45,000 in occupancy and equipment and an increase in other non-interest expense of $47,000.

     At June 30, 2003, assets totaled $471.7 million, liabilities totaled $427.8 million and stockholders' equity amounted to $43.9 million.

     Jacksonville Bancorp, Inc.'s wholly owned subsidiary, Jacksonville Savings Bank, SSB, operates from its headquarters in Jacksonville, Texas, and through its eight branch office network in Tyler (2), Longview (2), Palestine, Athens, Rusk, and Carthage.




                    JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                           June 30,      September 30,
                                                         -----------     -------------
                                                            2003             2002
                                                         -----------     -------------
                                                         (Unaudited)       (Audited)
ASSETS
  Cash on hand and in banks                             $     4,075  $       3,957
  Interest-bearing deposits                                  15,969         11,395
  Investment securities:
    Held-to-maturity, at cost                                 2,516          8,006
    Available-for-sale, at estimated market value            46,560         29,208
  Mortgage-backed certificates:
    Held-to-maturity, at cost                                 9,883         37,688
    Available-for-sale, at estimated market value            94,770         52,037
  Loans receivable, net                                     279,055        265,091
  Accrued interest receivable                                 3,070          2,929
  Foreclosed real estate, net                                   685             87
  Premises and equipment, net                                 5,692          5,361
  Stock in Federal Home Loan Bank of Dallas, at cost          3,234          3,168
  Investment in real estate at cost                           1,118          1,212
  Mortgage servicing rights                                     674            652
  Goodwill and other intangible assets, net                   3,385          3,515
  Other assets                                                1,061            944
                                                        -----------  -------------
        Total assets                                    $   471,747  $     425,250
                                                        ===========  =============

LIABILITIES
  Deposits                                              $   385,722  $     353,896
  FHLB Advances                                              34,510         25,129
  Advances from borrowers for taxes and insurance             3,703          4,023
  Accrued expenses and other liabilities                      3,886          2,993
                                                        -----------  -------------
        Total liabilities                                   427,821        386,041


STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000
    shares authorized; 2,774,710 and 2,738,569
    shares issued; and 1,797,965 and 1,761,824
    shares outstanding at June 30, 2003 and
    September 30, 2002, respectively                             28             27
    Additional paid in capital                               23,878         23,428
    Retained earnings, substantially restricted              36,164         32,310
    Accumulated other comprehensive income, net of tax          731            377
  Less:
    Treasury shares, at cost (976,745 shares)               (16,015)       (16,015)
    Shares acquired by Employee Stock Ownership Plan           (860)          (918)
                                                        -----------  -------------

        Total stockholders' equity                           43,926         39,209
                                                        -----------  -------------
          Total liabilities and stockholders' equity    $   471,747  $     425,250
                                                        ===========  =============







                    JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                        Unaudited

                                       Nine Months Ended       Three Months Ended
                                            June 30,                June 30,
                                     --------------------     -------------------
                                        2003       2002         2003       2002
                                     ---------   --------     --------   --------
INTEREST INCOME
  Loans receivable                    $ 15,766   $ 16,281     $  5,200   $  5,416
  Mortgage-backed securities             2,710      3,363          802      1,119
  Investment securities                  1,565      1,105          602        414
  Other                                    174        233           51         70
                                     ---------   --------     --------   --------
    Total interest income               20,215     20,982        6,655      7,019

INTEREST EXPENSE
  Deposits                               7,979      8,991        2,554      2,904
  Other                                    995      1,511          320        436
                                     ---------   --------     --------   --------
      Total interest expense             8,974     10,502        2,874      3,340
                                     ---------   --------     --------   --------
      Net interest income               11,241     10,480        3,781      3,679

PROVISION FOR LOSSES ON LOANS              117         74           45         26
                                     ---------   --------     --------   --------

  Net interest income after
    provision for losses on loans       11,124     10,406        3,736      3,653

NONINTEREST INCOME
  Fees and deposit service charges       1,956      1,740          697        567
  Real estate operations, net               54         52           11          4
  Gain(loss)on sale of investment
    securities                              (9)         -           (1)         -
  Other                                    210        176           69         32
                                     ---------   --------     --------   --------
    Total noninterest income             2,211      1,968          776        603

NONINTEREST EXPENSE
  Compensation and benefits              3,900      3,569        1,323      1,182
  Occupancy and equipment                  790        724          256        211
  Insurance expense                         95         84           30         29
  Amortization of intangible assets        130        115           43         43
  Other                                  1,393      1,326          493        446
                                     ---------   --------     --------   --------
      Total noninterest expense          6,308      5,818        2,145      1,911

INCOME BEFORE TAXES ON INCOME            7,027      6,556        2,367      2,345

TAXES ON INCOME                          2,399      2,261          801        811
                                     ---------   --------     --------   --------

  Net earnings                        $  4,628   $  4,295     $  1,566   $  1,534
                                     =========   ========     ========   ========

EARNINGS PER SHARE
  Basic                               $   2.71   $   2.49     $    .91   $    .90
                                     =========   ========     ========   ========

  Diluted                             $   2.54   $   2.37     $    .85   $    .85
                                     =========   ========     ========   ========





               JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE NINE MONTHS ENDED June 30, 2003
                        (DOLLARS IN THOUSANDS)
                               Unaudited

                                                                      Total
                                                                   Stockholders'
                                                                      Equity
                                                                  -------------

Balance at September 30, 2002                                          $ 39,209

    Net earnings                                       4,628
    Other comprehensive income - net change in
    unrealized gain on securities available for sale     355
                                                       -----
  Comprehensive income                                                    4,983
  Accrual of ESOP compensation                                              135
  Cash dividends                                                           (774)
  Proceeds from stock options                                               373
  Treasury shares purchased                                                   -

Balance at June 30, 2003                                               $ 43,926
                                                                       ========


























                        JACKSONVILLE BANCORP, INC.
                 NOTES TO UNAUDITED FINANCIAL STATEMENTS



NOTE 1 - BASIS OF PRESENTATION
  The unaudited financial statements of Jacksonville Bancorp, Inc. ("Jacksonville" or the "Company")were prepared in accordance with instructions for Form 10-Q and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial statements have been included. The results of operations for the nine and three month periods ended June 30, 2003 and 2002 are not necessarily indicative of the results which may be expected for an entire fiscal year. These financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended September 30, 2002.

NOTE 2 - EARNINGS PER SHARE
  Basic earnings per share for the nine and three month periods ended June 30, 2003 and 2002 have been computed by dividing net earnings by the weighted average number of shares outstanding. Shares controlled by the ESOP are accounted for in accordance with Statement of Position 93-6 under which unallocated shares are not considered in the weighted average number of shares of common stock outstanding. Diluted earnings per share have been computed, giving effect to outstanding stock purchase options by application of the treasury stock method.

  Following is a summary of shares used for calculating basic and diluted earnings per share:
                               Nine Months Ended         Three Months Ended
                                   June 30,                  June 30,
                               2003         2002         2003         2002
                            ---------    ---------    ---------    ---------
  Basic EPS - Average
   shares outstanding       1,705,995    1,723,528    1,726,780    1,698,484

  Effect of dilutive
   stock options              116,805       91,706      109,252      107,351
                            ---------    ---------    ---------    ---------
  Diluted EPS - Average
   shares outstanding       1,822,800    1,815,234    1,836,032    1,805,835
                            =========    =========    =========    =========

NOTE 3 - RECLASSIFICATION OF PREVIOUS STATEMENTS
  Certain items previously reported have been reclassified to conform with the current period's reporting format.

  Additionally, results for the three and nine month periods ended June 30,2002 have been restated on a comparable basis to reflect, as of the date of the Carthage Branch acquisition, the adoption of SFAS No. 147, "Acquisition of Certain Financial Institutions." The effect of this restatement is to increase the net income by $38,000 and increase earnings per share by $.02 basic and $.02 diluted for the quarter ended June 30,2002. For the nine months ended June 30, 2002, the effect of this restatement is to increase the net income by $101,000 and increase earnings per share by $.06 basic and $.06 diluted.